Exhibit 99.1

Beyond Air® Announces Formation of Beyond Cancer™, a New Private Company Dedicated to Oncology Utilizing Ultra-High Concentration Nitric Oxide to Treat Solid Tumors

$23.9 million committed in concurrent equity private placement to form Beyond Cancer that will leverage Beyond Air’s nitric oxide (NO) expertise and take over development of current solid tumor pipeline

Beyond Cancer is led by Selena Chaisson, M.D., as Chief Executive Officer, as well as a seasoned leadership team with experience in emerging healthcare companies and clinical oncology

Ultra-high concentration NO (UNO) has shown anticancer properties in preclinical trials by eliciting an immune response which confers immunity to the host

Transaction enables Beyond Air to focus on its core business of advancing LungFit® for respiratory diseases, and Beyond Cancer to accelerate development of the oncology pipeline with new funding and leadership

GARDEN CITY, N.Y., Nov. 04, 2021 (GLOBE NEWSWIRE) — Beyond Air, Inc. (NASDAQ: XAIR), a clinical-stage medical device and biopharmaceutical company focused on developing inhaled nitric oxide (NO) for the treatment of patients with respiratory conditions, including serious lung infections and pulmonary hypertension, and ultra-high concentration nitric oxide (UNO) for the treatment of solid tumors, today announced the separation of its oncology business into a new and independently managed, private company called Beyond Cancer, Ltd. Beyond Air retains its respiratory business and will continue to focus on advancing the LungFit® platform of nitric oxide generators and delivery systems to the market. Beyond Air’s preclinical oncology team and the exclusive right to the intellectual property portfolio utilizing UNO for the treatment of solid tumors now reside with Beyond Cancer.

“The decision to spin off our oncology business was made in close collaboration with the Board of Directors and Beyond Air leadership as part of our overall strategy to maximize efficiency and drive value creation to achieve our goals for both patients and shareholders. After a careful assessment of our active portfolio management strategy, it became clear that our oncology business would be more productive as a separate, independently managed entity with its own leadership team and investor base,” said Steve Lisi, Chairman and Chief Executive Officer of Beyond Air. “Beyond Air was founded on the promise of NO in respiratory diseases, and this separation will enable a greater focus on the transformational LungFit® platform technology. This will also allow for investment into other respiratory diseases where we can have a significant impact on our patients. I am confident that through an ongoing, collaborative partnership, the new Beyond Cancer leadership team will be able to leverage our knowledge of ultra-high concentration NO to treat solid tumors. We are excited and energized to enter this new era of transformation and innovation, as Beyond Cancer takes on its own mission of creating the next generation of immuNO-oncology treatments.”

Strategic Rationale

Beyond Air believes the spin-off of the oncology business will create long-term value for shareholders through the following:

●	Beyond Air’s focus remains advancing the LungFit® platform to treat respiratory diseases, and the oncology program does not use LungFit® given the ultra-high concentrations and direct delivery to the site of the tumor
●	After this financing, Beyond Air will retain at least 80% equity ownership in Beyond Cancer
●	Beyond Cancer will pay Beyond Air a single digit royalty on all future revenues
●	Beyond Cancer will benefit from Beyond Air’s NO expertise, IP portfolio, preclinical oncology team, and regulatory progress
●	Beyond Cancer can initially utilize Beyond Air’s infrastructure while having its own investor base and dedicated leadership team with clinical oncology experience to accelerate and enhance its solid tumor pipeline

Leadership and Governance

Selena Chaisson, M.D., is joining Beyond Cancer as Chief Executive Officer. Previously, Dr. Chaisson was the Director of Healthcare Investments at Bailard, where she spent 16 years focusing on highly specialized, emerging healthcare opportunities with more than one-third of her portfolio dedicated to investments in oncology-related companies.

“I am honored to lead Beyond Cancer as we move forward to unlock the possibilities of using ultra-high concentration NO as a new treatment modality for solid tumors,” said Dr. Chaisson. “Immuno-oncology has been hailed as a breakthrough therapy for many cancer patients, especially those suffering from hematological malignancies, such as leukemia and lymphoma. However, solid tumors represent approximately 90% of human cancers, with metastatic disease causing the overwhelming majority of cancer-related deaths. Beyond Cancer’s goal is to be at the forefront of a completely novel approach in preventing metastatic disease by harnessing the power of ultra-high concentration NO. In preclinical studies, intra-tumoral delivery of UNO elicited an immunogenic response with potent antitumor activity in addition to the immediate cytotoxic effect of NO-mediated tumor ablation, while limiting off-target effects. As CEO, I am excited to have the opportunity to build a biotech company around such an innovative approach and bring on a seasoned leadership team to spearhead this effort. I will continue Beyond Air’s legacy of investing in NO and look forward to maintaining a close partnership.”

Prior to Bailard, Dr. Chaisson held senior executive roles at RCM Capital Management and Tiger Management. RCM Capital Management was acquired and then merged with Allianz Global Investors U.S. in 2013. Dr. Chaisson received a BS in Microbiology in 1987 from Louisiana State University in Baton Rouge, LA, where she graduated summa cum laude. She earned her M.B.A. and M.D. from Stanford University in 1992 and 1993, respectively.

Hila Confino, Ph.D., is joining Beyond Cancer as Chief Scientific Officer from Beyond Air, where she served as Head of Research in Israel. At Beyond Air, Dr. Confino led the oncology preclinical team and conducted in vitro and in vivo studies for ultra-high concentration nitric oxide in solid tumors. Dr. Confino has over 12 years of experience in cancer immunology research in both the academic and industry settings. Her work has been featured in numerous scientific conferences and published in multiple peer-reviewed journals. She holds a Ph.D. and Master of Science in Cancer Immunology from Tel Aviv University. Dr. Confino received a BS in Biotechnology from Bar—Ilan University in Israel, where she graduated cum laude.

The complete Beyond Cancer Board of Directors, Scientific Advisory Board and headquarters will be announced as they are finalized. The Board of Directors is expected to consist of six members, four of whom include:

●	Steve Lisi, Chairman of the Board, and CEO and Chairman of the Board of Beyond Air
●	Selena Chaisson, M.D., Director, and CEO of Beyond Cancer
●	Amir Avniel, Executive Director, and President, COO and Co-Founder of Beyond Air
●	Robert Carey, Director, and Board Member of Beyond Air

Transaction Details

Beyond Cancer has secured commitments of $23.9 million in a concurrent private placement of common shares, not to exceed $30 million, providing the investors with up to 20% equity ownership. The funding is expected to be used to accelerate ongoing preclinical work including the completion of IND-enabling studies, completion of a Phase 1 study, expansion of preclinical programs for combination studies, hiring of additional Beyond Cancer team members, and optimization of the delivery system, as well as for general corporate purposes. The concurrent private placement is expected to close later in the fourth fiscal quarter.

The common shares to be sold in the private placement have been and are being offered only to certain institutional and/or accredited investors in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The common shares have not been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws. The Securities and Exchange Commission has not passed upon the merits of or given its approval to the common shares, the terms of the private placement or the accuracy or completeness of any private placement materials. The common shares sold in the private placement are subject to legal and contractual restrictions on transfer.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification or otherwise under the securities laws of any such state or jurisdiction.

Hogan Lovells US LLP, Arthur Cox LLP and Conyers Dill & Pearman Limited serve as legal counsel to Beyond Air.

Upcoming Investor Events

Beyond Air management will provide more details on this news on Thursday, November 11, 2021, consistent with its scheduled time to report financial results for its second fiscal quarter ended September 30, 2021. Management will host a conference call and webcast at 4:30 pm Eastern Time the same day.

In addition, Steve Lisi, Chairman and Chief Executive Officer of Beyond Air, will participate in the Piper Sandler 33rd Annual Virtual Healthcare Conference being held from November 30 – December 2, 2021, and will be available for virtual one-on-one meetings.

About Beyond Air, Inc.

Beyond Air, Inc. is a clinical-stage medical device and biopharmaceutical company developing a revolutionary NO Generator and Delivery System, LungFit®, that uses NO generated from ambient air to deliver precise amounts of NO to the lungs for the potential treatment of a variety of pulmonary diseases. The LungFit® can generate up to 400 ppm of NO, for delivery either continuously or for a fixed amount of time and has the ability to either titrate dose on demand or maintain a constant dose. The Company is currently applying its therapeutic expertise to develop treatments for pulmonary hypertension in various settings, in addition to treatments for respiratory tract infections that are not effectively addressed with current standards of care. Beyond Air is currently advancing its revolutionary LungFit® for clinical trials for the treatment of severe lung infections such as acute viral pneumonia (including COVID-19) and nontuberculous mycobacteria (NTM). Additionally, Beyond Air, through its affiliate, Beyond Cancer, is using ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

About Nitric Oxide (NO)

Nitric Oxide (NO) is a powerful molecule, naturally synthesized in the human body, proven to play a critical role in a broad array of biological functions. In the airways, NO targets the vascular smooth muscle cells that surround the small resistance arteries in the lungs. Currently, exogenous inhaled NO is used in adult respiratory distress syndrome, post certain cardiac surgeries and persistent pulmonary hypertension of the newborn to treat hypoxemia. Additionally, NO is believed to play a key role in the innate immune system and in vitro studies suggest that NO possesses anti-microbial activity not only against common bacteria, including both gram-positive and gram-negative, but also against other diverse pathogens, including mycobacteria, viruses, fungi, yeast and parasites, and has the potential to eliminate multi-drug resistant strains.

About Beyond Cancer, Ltd.

Cancer is the second leading cause of death globally, with tumor metastases responsible for approximately 90% of all cancer-related deaths. Current cancer treatment modalities generally include chemotherapy, immunotherapy, radiation, and/or surgery. Nitric oxide at ultra-high concentrations has been reported to show anticancer properties and to serve as a potential chemosensitizer and radiotherapy enhancer. Based on its current findings, Beyond Cancer is developing treatment protocols using ultra-high nitric oxide concentrations to ablate primary tumors and treat metastatic disease. For more information, visit www.beyondcancer.com.

Forward Looking Statements

This press release contains “forward-looking statements” concerning the expected closing date of the Beyond Cancer private placement; the composition of Beyond Cancer’s anticipated leadership team and the eventual makeup of its Board of Directors; the extent to which the proposed transaction will allow Beyond Air to focus on the development of its LungFit™ product and invest in the treatment of other respiratory diseases; the extent to which Beyond Cancer will be able to utilize Beyond Air’s prior knowledge and experience; the long-term value created for Beyond Cancer shareholders; the eventual equity ownership stakes in Beyond Cancer, including those owned by Beyond Air; the anticipated use of proceeds from the private placement; the potential safety and efficacy of the ultra-high concentration nitric oxide product candidate, as well as its therapeutic potential in a number of indications; and the potential impact on patients and anticipated benefits associated with the ultra-high concentration nitric oxide product candidate. Forward-looking statements include statements about our expectations, beliefs, or intentions regarding our product offerings, business, financial condition, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “impacts,” “plans,” “projects,” “believes,” “estimates,” “likely,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to: Beyond Cancer’s ability to successfully close the private placement; Beyond Cancer’s ability to raise additional capital; the timing and results of future pre-clinical studies and clinical trials concerning the ultra-high concentration nitric oxide product candidate; the FDA potentially requiring additional clinical trials or data; the potential that regulatory authorities, including the FDA and comparable non-U.S. regulatory authorities, may not grant or may delay approval for the ultra-high concentration nitric oxide product candidate; the impact of the COVID-19 pandemic on potential pre-clinical studies, clinical trials and the FDA’s review process; our approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; our and Beyond Cancer’s ability to fund and the results of further pre-clinical studies and clinical trials of our product candidates and the ultra-high concentration nitric oxide product candidate; obtaining, maintaining and protecting intellectual property utilized by our products; our ability to enforce our patents against infringers and to defend our patent portfolio against challenges from third parties; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales, and distribution of products; the successful development of our product candidates; obtaining regulatory approval for products; competition from others using technology similar to ours and others developing products for similar uses; our dependence on collaborators; our short operating history and other risks identified and described in more detail in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and other filings with the SEC, all of which are available on our website. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACTS:

Maria Yonkoski, Head of Investor Relations

Beyond Air, Inc.

Myonkoski@beyondair.net

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com

(212) 915-2577

Source: Beyond AirTM